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                            GLOBAL CUSTODY AGREEMENT
                                     BETWEEN
                                 JPMORGAN CHASE
                                       AND
                              SCHRODER SERIES TRUST

                         AMENDED AND RESTATED EXHIBIT B

                             Portfolios of the Trust


Schroder MidCap Value Fund
Schroder Small Capitalization Value Fund
Schroder Municipal Bond Fund
Schroder Short-Term Municipal Bond Fund






Signed by:

For and on Behalf of
JPMORGAN CHASE


By:
    --------------------------------------
Name:

Title:


For and on behalf of
SCHRODER SERIES TRUST, separately on behalf of each Portfolio above


By:
    --------------------------------------
Name:

Title:



Dated: December 9, 2003